EXHIBIT 99.77C

Money Market Fund

Lincoln National Money Market Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total    Percent Percent  Percent
                                  Shares      Voted      For   Withhold Abstain
                                  ------      -----      ---   ----------------
John B. Borsch, Jr.             52,880,170  49,054,246  87.50%    5.26%   0.00%
Kelly D Clevenger               52,880,170  49,054,246  87.77%    4.99%   0.00%
Nancy L. Frisby                 52,880,170  49,054,246  87.45%    5.31%   0.00%
Barbara S. Kowalczyk            52,880,170  49,054,246  87.42%    5.34%   0.00%
Kenneth G. Stella               52,880,170  49,054,246  87.57%    5.19%   0.00%

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                                                                                      Outstanding   Total   Percent Percent  Percent
                                                                                         Shares     Voted     For   Against  Abstain
                                                                                         ------     -----     ---   -------  -------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               52,880,170 49,054,246 82.52%    4.96%   5.28%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  52,880,170 49,054,246 78.43%    9.85%   4.48%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     52,880,170 49,054,246 81.41%    6.26%   5.09%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          52,880,170 49,054,246 78.49%    9.69%   4.58%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          52,880,170 49,054,246 78.00%   10.01%   4.75%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         52,880,170 49,054,246 78.17%    9.71%   4.88%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           52,880,170 49,054,246 78.43%    9.76%   4.57%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           52,880,170 49,054,246 78.25%    9.93%   4.58%
    5F) Amendment to Fundamental Restrictions on Lending.                              52,880,170 49,054,246 78.37%    9.78%   4.61%
    5G) Amendment to Fundamental Restrictions on Diversification.                      52,880,170 49,054,246 78.53%    9.62%   4.61%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  52,880,170 49,054,246 75.43%   12.69%   4.64%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           52,880,170 49,054,246 75.22%   12.86%   4.68%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 52,880,170 49,054,246 75.22%   12.86%   4.68%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               52,880,170 49,054,246 75.06%   13.03%   4.67%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 52,880,170 49,054,246 75.20%   12.88%   4.68%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   52,880,170 49,054,246 75.33%   12.75%   4.68%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               52,880,170 49,054,246 75.58%   12.53%   4.65%
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